SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 1997

                   VIDEOLAN TECHNOLOGIES, INC.
        (Exact name of registrant as specified in charter)


Delaware                 000-26302                611283466
(State or other     (Commission File Number)      (IRS Employer
jurisdiction or                                   Identification
incorporation)                                    No.)


11403 Bluegrass Parkway, Suite 400
Louisville, Kentucky                                        40299
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (502)266-0099

                          Not Applicable
                  (Former name or former address
                  if changed since last report.)

             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. On November 3, 1997, the Registrant amended its Certificate of Incorporation to increase its authorized number of shares of common stock from 10,000,000 to 500,000,000. The increase was required by the terms of contractual agreements entered into by the Registrant with certain of its preferred shareholders whereby the Registrant agreed to take all actions necessary to maintain a sufficient number of shares to permit the preferred shareholders to convert their shares into common stock.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

          Exhibit 3.1, 4.1 -- Certificate of Amendment to
          Certificate of Incorporation.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              VIDEOLAN TECHNOLOGIES, INC.


                              By:/s/ Steven B. Rothenberg
                                 Steven B. Rothenberg
                                 Senior Vice President,
                                 Treasurer And Chief Financial
                                 Officer

                              Date: November 11, 1997